EXHIBIT 32.1

CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Gordon Leliever, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1)	The Quarterly Report on Form 10-QSB for the period ended September 30, 2004 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: December 2, 2004	OSPREY GOLD CORP. BY: /S/ Gordon Leliever —————————————— Gordon Leliever President; Principal Financial Officer